U.S. SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C. 20549

                             FORM SB-2/A

                            AMENDMENT #7

       REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       TRAFALGAR VENTURES INC.
                    ---------------------------
        (Exact name of Registrant as specified in its charter)

   NEVADA                 1000                 Applied For
-------------   ---------------------------   ----------------
(State or other   Standard Industrial           IRS Employer
jurisdiction of   Classification                Identification
incorporation or                                Number
organization)

Trafalgar Ventures Inc.
Robert Gorden Smith, President
1859 Spyglass Place, Suite 110
Vancouver, British Columbia,
Canada                                          V5Z 4V1
------------------------------                 ----------
(Name and address of principal                 (Zip Code)
executive offices)

Registrant's telephone number,
including area code:                           (604)719-8747
                                           Fax:(604)519-1681
                                               --------------
Approximate date of commencement of
Proposed sale to the public:               as soon as practicable after
                                           the effective date of this
                                           Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same
offering.                                                          |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.                      |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.                      |__|

If delivery of the prospectus is expected to be made pursuant to Rule
434, check the following.                                          |_|



CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------
TITLE OF EACH                   PROPOSED      PROPOSED
CLASS OF                        MAXIMUM       MAXIMUM
SECURITIES                      OFFERING      AGGREGATE    AMOUNT OF
TO BE          AMOUNT TO BE     PRICE PER     OFFERING     REGISTRATION
REGISTERED     REGISTERED       SHARE (1)     PRICE (2)    FEE (2)
-----------------------------------------------------------------------
Common Stock   2,220,000 shares   $0.25       $555,000     $51.06
-----------------------------------------------------------------------

(1) Based on the last sales price on July 3, 2002
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

              Agent for Service of Process:
              Nevada Agency and Trust
              50 Liberty Street West Suite 880
              Reno Nevada, 89502, 775-322-0626


          SUBJECT TO COMPLETION, Dated June 26, 2003









                            PROSPECTUS
                      TRAFALGAR VENTURES INC.
                          2,220,000 SHARES
                           COMMON STOCK
                         ----------------
The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.

Our common stock is presently not traded on any market or securities exchange.
                         ----------------

The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled "Risk Factors" on pages 5 - 9.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The selling shareholders are required to sell our shares at $0.25 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.


                         ----------------

         The Date Of This Prospectus Is: June 26,2003

                              Table Of Contents
                                                               PAGE
Summary .......................................................  5
Risk Factors ..................................................  6
Risks Related To Our Financial Condition and Business Model
-------------------------------------------------------------
  -  If we do not obtain additional financing, our business
     will fail ................................................  6

  -  If we do not complete the required option payments and
     capital expenditure requirements mandated in our option,
     we will lose our interest in the Bonanza Lake Property
     and our business may fail ................................  7

  -  Because we have not commenced business operations, we face a high risk of business failure ..........................  7

  -  Unanticipated problems relating to our exploration of the
     Bonanza Lake Property, may increase the likelihood of
     business failure..........................................  7

  -  Because of the speculative nature of exploration of mining properties, there is substantial risk that our business
     will fail ................................................  8

  -  Because of the inherent dangers involved in mineral
     exploration, there is a risk that we may incur liability or damages as we conduct our business .......................  8

                                   3

  -  We need to continue as a going concern if our business is to succeed ...............................................  8

Risks Related To Our Market And Strategy
------------------------------------------
  -  If we do not obtain clear title to the Bonanza Lake property our business may fail ....................................  8


Risks Related To This Offering
--------------------------------
    Because our directors own 40.32% of our outstanding stock, they could control and make corporate decisions that may
    be disadvantageous to other minority stockholders  ........ 9

  -  Because our president has other business interests,
     he may not be able or willing to devote a sufficient
     amount of time to our business operations, causing our
     business to fail .........................................  9

  -  Because management has only limited experience in mineral exploration, our business has a higher risk of failure ...  9

  -  If a market for our common stock does not develop,
     shareholders may be unable to sell their shares ..........  9

  -  If the selling shareholders sell a large number of
     shares all at once or in blocks, the market price of our
     shares would most likely decline .........................  9

  -  A purchaser is purchasing penny stock which limits the
     sell the ability to stock ................................ 10

Use of Proceeds ............................................... 10
Determination of Offering Price ............................... 10
Dilution ...................................................... 10
Selling Shareholders .......................................... 11
Plan of Distribution .......................................... 16
Legal Proceedings ............................................. 18
Directors, Executive Officers, Promoters and Control Persons .. 18 Security Ownership of Certain Beneficial Owners and Management 19
Description of Securities ..................................... 20
Interest of Named Experts and Counsel ......................... 21
Disclosure of Commission Position of Indemnification for
Securities Act Liabilities .................................... 21
Organization Within Last Five Years ........................... 22
Description of Business ....................................... 22
Plan of Operations ............................................ 29
Description of Property ....................................... 30
Certain Relationships and Related Transactions ................ 30
Market for Common Equity and Related Stockholder Matters ...... 31
Executive Compensation ........................................ 32
Financial Statements .......................................... 33
Changes in and Disagreements with Accountants ................. 43
Available Information ......................................... 43



                                   4
Item 3.                         Summary

Prospective investors are urged to read this prospectus in its entirety.

We are in the business of mineral exploration. To date, we have not conducted any exploration activities. We have obtained an option to acquire a 90% interest in two mineral claims located in the Sudbury Mining Division, Province of Ontario, Canada. We refer to these mineral claims as the Bonanza Lake Property. This option is exercisable by us completing either cash payments to the optionor in the same amount as our exploration program or by completing the required exploration expenditures on the Bonanza Lake Property.

Our objective is to conduct mineral exploration activities on the Bonanza Lake Property in order to assess whether the claim possesses commercially exploitable reserves of copper, nickel and or platinum group elements. We have not, as yet, identified any commercially exploitable reserves. Our proposed exploration program is designed to search for commercially exploitable deposits.

We were incorporated on February 6, 2002 under the laws of the state of Nevada. Our principal offices are located at 1859 Spyglass Place Suite 110 Vancouver, British Columbia, Canada. Our telephone number is (604) 719-8747.

The Offering:

Securities Being Offered     Up to 2,220,000 shares of common stock.
                             The offering price will be determined by market factors and the independent decisions of the selling shareholders.

Offering Price
                            The selling shareholders are required to
                             sell our shares at $0.25 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.

Terms of the Offering        The selling shareholders will determine
                             when and how they will sell the common
                             stock offered in this prospectus.

Termination of the Offering  The offering will conclude when all of the
                             2,220,000 shares of common stock have been sold or we decide to terminate the registration of the shares. Such decision will be made by our directors.

Securities Issued
And to be Issued             3,720,000 shares of our common stock are
                             issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds              We will not receive any proceeds from the
                             sale of the common stock by the selling
                                   5
Summary Financial Information

Balance Sheet Data: From incorporation to April 30,2003

Cash                          $40,775
Total Assets                  $40,900
Liabilities                   $ 1,000
Total Stockholders' Equity    $43,900





Statement of Loss and Deficit

                  From Incorporation on
            February 6, 2002 to April 30, 2003

Revenue                 $      0
Net Loss                ($38,100)


                          Risk Factors

An investment in our common stock involves a high degree of risk.
You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

     Risks Related To Our Financial Condition And Business Model

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUT BUSINESS WILL FAIL.

Our current operating funds are less than necessary to complete the exploration of the optioned mineral claims, and therefore we will need to obtain additional financing in order to complete our business plan. As of April 30, 2003, we had cash in the amount of $40,775. We currently do not have any operations and we have no income.

Our business plan calls for significant expenses in connection with the exploration of the Bonanza Creek Property. While we have sufficient funds to conduct phase one of the recommended exploration program on the property, we will require additional financing in order to complete the
full-recommended exploration program.   We will also require additional
financing if the costs of the exploration of our optioned mineral claim are greater than anticipated. We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete. We do not currently have any arrangements for financing and we can provide no assurance to investors that we will be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, including the market prices for copper, nickel and platinum, investor acceptance of our property, and investor sentiment. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us. The most likely source of future funds presently available to us is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders. The only other anticipated alternative for the financing of further exploration would be the offering by us of an interest in our properties to be earned by another party or parties carrying out
                                  6
 further exploration thereof, which is not presently contemplated.

Presently, there is no known commercial ore body located on the Bonanza Lake property. Even if our exploration program is successful in identifying an economically feasible ore body of commercial grade and tonnage, we can provide no assurance that we will able to secure additional financing, causing our business to fail.

IF WE DO NOT COMPLETE THE REQUIRED OPTION PAYMENT AND CAPITAL
EXPENDITURE REQUIREMENTS MANDATED IN OUR OPTION, WE WILL LOSE OUR
INTEREST IN THE BONANZA LAKE PROPERTY AND OUR BUSINESS MAY FAIL.

We are obligated to incur exploration expenditures of at least $227,000 on the Bonanza Lake Property by June 1, 2004 in order to exercise the option and obtain a 90% interest in the property. While our existing cash reserves are sufficient to enable us to complete phase one of the geological exploration program recommended on the Bonanza Lake Property, we will require substantial additional capital to fund the continued exploration of our property and exercise the option. If we do not incur the exploration expenditures required by the option agreement, we will forfeit our interest in the Bonanza Lake Property and will have no interest in the property. We have no agreements for additional financing and we can provide no assurance to investors that additional funding will be available to us on acceptable terms, or at all, to continue operations, to fund new business opportunities or to execute our business plan. If we lose our interest in the optioned mineral claim, then there is a substantial risk that our business will fail.

BECAUSE WE HAVE NOT COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE. IF OUR BUSINESS FAILS, YOU MAY LOSE YOUR ENTIRE INVESTMENT.

We have not even begun the initial stages of exploration of the Bonanza Lake Property, and thus have no way to evaluate the likelihood that we will be able to operate the business successfully. We were incorporated on February 6, 2002 and to date have been involved primarily in organizational activities and the acquisition of our property interest. We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

UNANTICIPATED PROBLEMS RELATING TO OUR EXPLORATION OF THE BONANZA
LAKE PROPERTY, MAY INCREASE THE LIKELIHOOD OF BUSINESS FAILURE

The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates.

                                   7

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from the exploration of the Bonanza Lake Property and the production of minerals thereon, if any, we will not be able to earn profits or continue operations.

BECAUSE OF THE SPECULATIVE NATURE OF EXPLORATION OF MINING PROPERTIES, THERE IS A SUBSTANTIAL RISK THAT OUR BUSINESS WILL FAIL.

The search for valuable minerals as a business is extremely risky. We can provide investors with no assurance that the mineral claims that we have optioned contain commercially exploitable reserves of copper, nickel, and platinum. Exploration for minerals is a speculative venture necessarily involving substantial risk. The expenditures to be made by us in the exploration of the optioned mineral properties may not result in the discovery of commercial quantities of ore. Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.

BECAUSE OF THE INHERENT DANGERS INVOLVED IN MINERAL EXPLORATION, THERE IS A RISK THAT WE MAY INCUR LIABILITY OR DAMAGES AS WE CONDUCT OUR BUSINESS.

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. The payment of such Liabilities may have a material adverse effect on our financial position.

WE NEED TO CONTINUE AS A GOING CONCERN IF OUR BUSINESS IS TO SUCCEED.

The Independent Auditor's Report to our audited financial statements for the period ended January 15,2003, indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern. Such factors identified in the report are: we are in a net loss position; we have not attained profitable operations; and we are dependent upon obtaining adequate financing. If we are not able to continue as a going concern, it is likely investors will lose their investments.

               Risks Related To Our Market And Strategy

IF WE DO NOT OBTAIN CLEAR TITLE TO THE BONANZA LAKE PROPERTY, OUR
BUSINESS MAY FAIL.

While we have obtained a geological report with respect to the Bonanza Lake Property, this should not be construed as a guarantee of title. The property may be subject to prior unregistered agreements, transfers or native land claims, and title may be affected by undetected defects. The Bonanza Lake Property has not been surveyed and therefore, the precise location locations and areas of the properties may be in doubt. Should significant mineralization be discovered near the claims

                                   8
boundaries, we will need to incur the expenses related to a survey in order to determine whether such mineralization is in fact situated on the Bonanza Lake Property.

                   Risks Related To This Offering

BECAUSE OUR DIRECTORS OWN 40.32% OF OUR OUTSTANDING COMMON STOCK, THEY COULD MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO OTHER MINORITY SHAREHOLDERS.

Our directors, own approximately 40.32% of the outstanding shares of our common stock. Accordingly, they will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of our directors may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders..

BECAUSE OUR PRESIDENT HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS
OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our president, Mr. Robert Gorden Smith is presently required to spend only 25% of his business time on business management services for our company. While Mr. Smith presently possesses adequate time to attend to our interests, it is possible that the demands on Mr. Smith from his other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business. In addition, Mr. Smith may not possess sufficient time for our business if the demands of managing our business increased substantially beyond current levels.

BECAUSE MANAGEMENT HAS ONLY LIMITED EXPERIENCE IN MINERAL EXPLORATION, OUR BUSINESS HAS A HIGHER RISK OF FAILURE.

Our management has only limited experience in mineral exploration. As a result of this inexperience, there is a higher risk of our being unable to complete our business plan in the exploration and exploitation of our optioned mineral property.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and we can provide no assurance that a market will develop. We currently plan to apply for listing of our common stock on the NASD over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide investors with no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

IF THE SELLING SHAREHOLDERS SELL A LARGE NUMBER OF SHARES ALL AT ONCE OR IN BLOCKS, THE MARKET PRICE OF OUR SHARES WOULD MOST LIKELY DECLINE.

                                    9
The selling shareholders are offering 2,220,000 shares of our common stock through this prospectus. The selling shareholders are not restricted in the price they can sell the common stock. Our common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of a large numbers of shares at any price may cause the market price to fall. The outstanding shares of common stock covered by this prospectus represents approximately 59.68% of the common shares outstanding as of the date of this prospectus.

A PURCHASER IS PURCHASING PENNY STOCK WHICH LIMITS THE ABILITY TO SELL
THE STOCK.

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the this Risk Factors section and elsewhere in this prospectus.


Item 4.                         Use Of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Item 5.                  Determination Of Offering Price

The selling shareholders are required to sell our shares at $0.25 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.

We determined this offering price arbitrarily based upon the price of the last sale of our common stock to investors.

Item 6.                          Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                                   10
Item 7.                     Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 2,220,000 shares of common stock offered through this prospectus. These shares were acquired from us in a private placement that was exempt from registration under Regulation S of the Securities Act of 1933. The shares include the following:

1. 1,650,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on June 12, 2002;

2. 550,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on June 21, 2002; and

3. 20,000 shares of our common stock that the selling shareholders acquire from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on July 4, 2002.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

  1.  the number of shares owned by each prior to this offering;
  2.  the total number of shares that are to be offered for each;
  3. the total number of shares that will be owned by each upon completion of the offering; and
  4.  the percentage owned by each upon completion of the offering.

                            Total Number
                            Of Shares To   Total Shares   Percentage of
                            Be Offered For to Be Owned    Shares owned
Name Of      Shares Owned   Selling        Upon           Upon
Selling      Prior To This  Shareholders   Completion Of  Completion of
Stockholder  Offering       Account        This Offering  This Offering
Abra         50,000         50,000            Nil              Nil
Management
William Iny
3408 West 28th
Avenue Vancouver
BC, Canada

Jeremias      1,000          1,000            Nil              Nil
Basas
2288 East
28th Avenue
Vancouver BC,
Canada

Mary Basas    1,000          1,000            Nil              Nil
7790 Goodlad
Street
Burnaby BC,
Canada

                                   11
                            Total Number
                            Of Shares To   Total Shares   Percentage of
                            Be Offered For to Be Owned    Shares owned
Name Of      Shares Owned   Selling        Upon           Upon
Selling      Prior To This  Shareholders   Completion Of  Completion of
Stockholder  Offering       Account        This Offering  This Offering

Rob Barton        1,000          1,000            Nil            Nil
200-355
Burrard Street
Vancouver BC,
Canada

David Bisset      1,000          1,000           Nil             Nil
105-74 Miner
Street
New Westminster
BC,Canada

Marshall        135,000        135,000           Nil             Nil
Bertram
1530-355 Burrard
Street
Vancouver BC,
Canada

Jerry Bradley   140,000        140,000           Nil             Nil
600-580 Hornby
Street
Vancouver BC,
Canada

William         130,000        130,000           Nil             Nil
Campbell
6-7361 Montecito
Drive
Burnaby BC,
Canada

James Clarke      1,000          1,000           Nil             Nil
805-840
Broughton Street
Vancouver BC,
Canada

Phil Cook         1,000          1,000           Nil             Nil
38 East 20th
Avenue
Vancouver BC,
Canada

Gary Dunlop       1,000         1,000            Nil             Nil
15 Elsdon Bay
Port Moody, BC
Canada




                                    12
                            Total Number
                            Of Shares To    Total Shares     Percent
                            Be Offered For  Be Owned         Owned Upon
Name Of      Shares Owned   Selling         Upon             Completion
Selling      Prior To This  Shareholders    Completion Of    Of This
Stockholder  Offering       Account         This Offering    Offering

Delores Gough   1,000          1,000          Nil             Nil
80 LaGayette
Boulevard
LethBridge AB,
Canada

Hemisphere    100,000        100,000          Nil             Nil
& Associates
Andrew Murray
404-110 Cambie
Street Vancouver BC,
Canada

Bing Jung       1,000        1,000            Nil             Nil
5357 Rugby
Street
Burnaby BC,
Canada

Lou LaFreniere  1,000        1,000            Nil             Nil
1977 Cedar Village
Crescent North
Vancouver BC,
Canada

Suzette Lewis   1,000        1,000            Nil             Nil
2004-1260
Nelson Street
Vancouver BC,
Canada

Bob Lunde       1,000        1,000            Nil             Nil
1848 West 11th
Avenue
Vancouver BC,
Canada

Michael         1,000        1,000            Nil             Nil
MacNeil
1657-128th
Street
Surrey BC,
Canada

Julie           1,000        1,000            Nil             Nil
May-Frederick
3-910 West 16th
Avenue
Vancouver BC,
Canada


                                    13
                            Total Number
                            Of Shares To    Total Shares     Percent
                            Be Offered For  Be Owned         Owned Upon
Name Of      Shares Owned   Selling         Upon             Completion
Selling      Prior To This  Shareholders    Completion Of    Of This
Stockholder  Offering       Account         This Offering    Offering

Elizabeth       130,000         130,000            Nil             Nil
McNamara
701-1765
Pendrell Street
Vancouver BC,
Canada

Barry Muir        1,000           1,000             Nil            Nil
2226 West 20th
Avenue
Vancouver BC,
Canada

Richard Nesbitt   1,000           1,000             Nil            Nil
1543 Nasookin
Heights Road
Nelson BC,
Canada

James Newton    140,000         140,000             Nil            Nil
203-183 Drake
Street
Vancouver BC,
Canada

Ozone Sphere    130,000         130,000             Nil            Nil
International Inc.
James Tong
298-1199 West Pender
Vancouver BC,
Canada

Patou Pandya    170,000         170,000             Nil            Nil
34 West 23rd
Avenue
Vancouver BC,
Canada

Pembroke        150,000         150,000             Nil            Nil
Consultants Ltd.
Edward Duncan
601-1450
Pennyfarthing
Drive
Vancouver BC,
Canada

Malcolm Powell     1,000          1,000             Nil            Nil
9131 Jaskow
Gate Richmond
BC, Canada

                                    14
                            Total Number
                            Of Shares To    Total Shares     Percent
                            Be Offered For  Be Owned         Owned Upon
Name Of      Shares Owned   Selling         Upon             Completion
Selling      Prior To This  Shareholders    Completion Of    Of This
Stockholder  Offering       Account         This Offering    Offering

Samaya Ryon       50,000         50,000             Nil            Nil
804-1949 Comox
Street
Vancouver BC,
Canada

Anna Skokan        1,000          1,000             Nil            Nil
8518-109B
Street
Delta BC,
Canada

Trevor Smith     160,000        160,000             Nil            Nil
1849 Allison Rd.
Vancouver BC,
Canada

Xen Stephanopoulos  1,000         1,000             Nil            Nil
1926 Broadway
Vancouver BC,
Canada

Judy Taylor         50,000         50,000           Nil           Nil
1600 Beach
Avenue Suite 707L
Vancouver BC,
Canada

Brian Tingle       115,000        115,000           Nil           Nil
317-1922 West
7th Avenue
Vancouver BC,
Canada

Wayne Tisdale      130,000        130,000           Nil           Nil
4643 Armadale Road
Pender Island
BC, Canada

Michael J. Waggett 130,000        130,000           Nil           Nil
1645 Harbour
Drive
Coquilam BC,
Canada

Michael Waggett    150,000        150,000           Nil            Nil
2120-1066
West Hastings Street
Vancouver BC,
Canada


                                    15
                            Total Number
                            Of Shares To    Total Shares     Percent
                            Be Offered For  Be Owned         Owned Upon
Name Of      Shares Owned   Selling         Upon             Completion
Selling      Prior To This  Shareholders    Completion Of    Of This
Stockholder  Offering       Account         This Offering    Offering

Nancy Wells        140,000        140,000           Nil         Nil
2-1904 West
16th Avenue
Vancouver BC,
Canada

Fiona Wong          1,000           1,000          Nil          Nil
1051 East 15th
Avenue
Vancouver BC,
Canada

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 3,720,000 shares of common stock outstanding on the date of this prospectus.

None of the selling shareholders:

    (1) has had a material relationship with us other than as a shareholder at any time within the past three years; or

    (2)  has ever been one of our officers or directors.

Item 8.                    Plan Of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

   1. On such public markets or exchanges as the common stock may from time to time be trading;
   2. In privately negotiated transactions;
   3. Through the writing of options on the common stock;
   4. In short sales; or
   5. In any combination of these methods of distribution.

The selling shareholders are required to sell our shares at $0.25 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the
                                   16
Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

  1. Not engage in any stabilization activities in connection with our common stock;

  2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

  3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.


The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

  * contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
  * contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of
  * contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
 * contains a toll-free telephone number for inquiries on disciplinary actions;
 *  defines significant  terms in the disclosure document or in the
 *  conduct of trading penny stocks; and
 *  contains such other information and is in such form  (including
 *  language, type, size, and format)  as the Commission shall require
 *  by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer:

  *  with bid and offer quotations for the penny stock;
  *  the compensation of the broker-dealer and its salesperson in the transaction;
  * the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
                                   17
  * monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Item 9.                       Legal Proceedings

We are not currently a party to any legal proceedings. Our address for service of process in Nevada is 50 Liberty Street West, Suite 880 Reno Nevada.

Item 10.    Directors, Executive Officers, Promoters And Control
            Persons

Our executive officers and directors and their respective ages as of the date of this prospectus are as follows:

Directors:

Name of Director                 Age
-----------------------         -----
Robert Gorden Smith               65

Richard Harris                    49

Executive Officers:

Name of Officer                  Age              Office
- --------------------           -----           -------
Robert Gorden Smith               65             President, Principal
                                                 Accounting Officer
                                                 and a Director

Richard Harris                    49             Secretary, Treasurer
                                                 and a Director

Biographical Information

Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years.

Robert Gorden Smith: Mr. Smith is the company's president and principal accounting officer. He has had a lengthy career in the natural resource industry spanning some thirty years. Since 1996, Mr. Smith, as an independent contractor, has provided financial and administrative consulting services to Circle Energy Inc., CVL Resources Inc., Sovereign Chief Ventures Inc. and Mount Dakota Energy Corp., all of which are Canadian reporting companies. All four of these companies
                                   18
explore prospective Canadian and United States properties for oil and gas, drill wells and if successful, place them in production.

Richard Harris: Mr. Harris is the company's secretary and treasurer. Mr. Harris has had many years of business experience in sales, marketing, and business development. From November 1997 to March 1999, he acted as vice-president of sales and marketing for International Properties Group, a private real estate investment company, where he was responsible for recruiting, training and managing a sales staff of over 50 representatives. From March 1999 to August 1999, Mr. Harris was Micron Commercial Computer Systems Inc.'s director of sales for the central region. From September 1999 to June 2000, Mr. Harris was employed as director of field sales and business development for the same computer product manufacturing company. Since July 2000, he has acted as president of Harris & Associates, a consulting firm that educates people in sales, marketing and business management techniques.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than the officers and directors described above.

Conflicts of Interest

We do not have any procedures in place to address conflicts of interest that may arise in our directors between our business and their other business activities.

Item 11.    Security Ownership Of Certain Beneficial Owners And
            Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

                                                 Amount of
Title of      Name and address                  beneficial     Percent
Class         of beneficial owner               ownership      of class
_______________________________________________________________________
Common         Robert Gorden Smith               750,000        20.16%
Stock          Director, President
               And Principal Accounting Officer
               4547 West 2nd Avenue
               Vancouver, British Columbia
               Canada




                                   19


Common         Richard Harris                    750,000        20.16%
Stock          Director, Secretary, Treasurer
               And a Director
               1859 Spyglass Place Suite 110
               Vancouver, British Columbia
               Canada

Common         All Officers and Directors       1,500,000
Stock          as a Group that consists of        shares
               two people

The percent of class is based on 3,720,000 shares of common stock issued and outstanding as of the date of this prospectus.

Item 12.                  Description Of Securities

General

Our authorized capital stock consists of 100,000,000 shares of common stock at a par value of $0.001 per share and 10,000,000 shares of preferred stock at a par value of $0.001 per share.

Common Stock

As of August 8, 2002, there were 3,720,000 shares of our common stock issued and outstanding that are held by 0 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.


                                   20
Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Item 13.          Interests Of Named Experts And Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Randall W. Heinrich, sole principal of Randall W. Heinrich, P.C., Member of Gillis, Paris & Heinrich, PLLC., our independent legal counsel, has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by Morgan & Company, Chartered Accountants, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

 Item 14.     Disclosure Of Commission Position Of Indemnification For
                   Securities Act Liabilities

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court's decision.



                                   21
 Item 15.             Organization Within Last Five Years

We were incorporated on February 6, 2002 under the laws of the state of Nevada. On that date, Robert Gorden Smith and Richard Harris were appointed as our directors. As well, Mr. Smith was appointed as our president and chief executive officer, while Mr. Harris was appointed as our secretary, treasurer and chief financial officer.

 Item 16.                  Description Of Business

In General

We are an exploration stage company. We plan to engage in the acquisition, and exploration of mineral properties and exploit mineral deposits demonstrating economic feasibility. We own an option to acquire an interest in the mineral claims described below under the heading Bonanza Lake Property option agreement. Our plan of operation is to conduct exploration work on the Bonanza Lake Property in order to ascertain whether this claim possesses commercially exploitable quantities of copper, nickel, platinum or palladium. There can be no assurance that a commercially exploitable mineral deposit, or reserve, exists in the Bonanza Lake Property until appropriate exploratory work is done and an economic evaluation based on such work concludes there is economic feasibility.

Bonanza Lake Property Option Agreement

We have obtained the option to acquire a 90% interest in two mineral claims situated in the Province of Ontario, Canada. We refer to these mineral claims as the Bonanza Lake Property. We acquired our interest in the Bonanza Lake Property pursuant to an agreement dated June 24, 2002 between Mr. Terry Loney and us. Terry Loney is the owner of the Bonanza Lake Property. We paid a cash consideration to Terry Loney for the grant of the option in the amount of $7,500 on June 24, 2002, concurrent with the execution of the option agreement. The option agreement was negotiated as an arm's length transaction. We are entitled to exercise the option to acquire the 90% interest in the Bonanza Lake Property when we have:

(A) paid Terry Loney $7,500, which we paid upon the execution of the option agreement;

(B) incurred an aggregate of $227,000 in property exploration expenditures on the Bonanza Lake Property within the following periods:

  (1)  $25,000 by June 30, 2003; and

  (2)  a further $202,000 by June 30, 2004.

In the event that we spend, in any of the above periods, less than the required sum, we may, at our option, pay to Terry Loney the difference between the amount actually spent and the required exploration expenditure in full satisfaction of the exploration expenditures to be incurred. In the event that we spend, in any period, more than the required sum, then the excess will be carried forward and applied to the required exploration expenditures to be incurred in the subsequent period. If we fail to incur the required exploration expenditures, our option will terminate and we will have no further rights to the Bonanza
                                  22
Lake Property.

Property exploration expenditures include all costs of acquisition and maintenance of the property, all expenditures on the exploration and development of the property and all other costs and expenses of whatsoever kind or nature, including those of a capital nature, incurred or chargeable with respect to the exploration of the property. In addition, until we have secured a 90% interest in the Bonanza Lake Property, we are obligated to maintain in good standing the Bonanza Lake Property by:

  (A) completing and filing assessment work or making of payments in lieu thereof;
  (B) paying any applicable taxes; and
  (C) performancing any other actions necessary to keep the Bonanza Lake Property free and clear of all liens and other charges.

All payments necessary to maintain the Bonanza Lake Property in good standing for the next twelve-month period have been made.

If we successfully exercise the option to acquire a 90% interest in the Bonanza Lake Property, we are obligated to enter into a joint venture agreement, the principal terms of which are as follows:

         the  joint  venture agreement will confirm that we  own  a  90%
          interest in the property and that Terry Loney will own the remaining 10% interest;

         We  and  Terry  Loney will each have the right to  appoint  one member to a management committee that will determine exploration programs and budgets relating to the Bonanza Lake Property;

         A  member of the management committee will be entitled to votes equal to its percentage interest in the property. Accordingly, at any meeting of the management committee, we will  initially  have 90 votes and Terry Loney  will  have  10 votes. We will essentially control the direction of exploration with our voting advantage;

         Each party will be obligated to fund its proportion of an exploration program that the management committee proposes. We will be obligated to fund 90% of the costs associated with a program, while Mr. Loney will be obligated to fund 10% of such costs. If either party is unable to fund its percentage of the proposed exploration costs, that party's interest in the property will be reduced based on a formula contained in the joint venture agreement. If a party's interest is reduced to 5% or less, his interest is automatically converted into a 2% net profits interest in the property; and

         "Neither  party  may  sell its interest  in  the  Bonanza  Lake
          Property to a third party without first offering it to the other party on the same terms.

Description of the Bonanza Lake Property

The Bonanza Lake Property comprises two mining claim blocks located in
                                   23
the Sudbury Mining Division of Ontario, Canada. Mr. Terry Loney re-staked the claims in June 2002. Staking typically involves placing wooden posts at claims boundaries. In Ontario, this is a requirement for obtaining mineral rights with respect to the claims. Re-staking involves the same process, but occurs after the claims have lapsed.
This happens when the previous owner has failed to spend a certain amount of funds on exploration of the claims within a certain time period as required by law.

In order to keep the Bonanza Lake Property in good standing with the Ontario Ministry of Northern Development and Mines we must conduct at least $12,800 in exploration work on the claims by June 1, 2004. When mineral claims are in "good standing", this means that we maintain our right to explore and extract minerals from the claims. If we fail to keep the claims in good standing, then another person make re-stake the claims and acquire the interest in the claims that we previously owned.

Location and Access

The Bonanza Lake Property is located in the northeastern quadrant of MacLennan Township, lot 1, concession 3 and 4 in the Sudbury Mining District of northern Ontario, Canada. We can access the property by traveling north from the Sudbury airport on Regional Road for about six kilometers and then on East Bay Road for about four kilometers.



































                                  24




History of the Bonanza Lake Property

Initial exploration work was conducted on the Bonanza Lake area as early as 1890, although no work has been recorded from this earlier exploration. The Bonanza Lake Property has not been explored using modern geological exploration methods. The Bonanza Lake Property has not hosted any known mines.

Geological Report

We have obtained a geological evaluation report on the Bonanza Lake Property which was prepared by Scott Jobin-Bevans M.Sc. Sudbury,
Ontario, Canada. The geological report summarizes the results of the prior exploration in the proximity of the Bonanza Lake Property and the

                                    25
geological formations on the property.

In his report, Mr. Jobin-Bevans concludes that the Bonanza Lake Property overlies an area that is prospective for the discovery of offset dykes that may contain nickel-copper-platinum group element mineralization. A dyke is a long and relatively thin body of rock that, while in a molten state, intruded a crack in older rocks. Often such dykes contain higher than normal concentrations of valuable minerals.

Mr. Jobin-Bevans states that overburden, loose soil that overlies the potentially mineralized rock, has been the main obstacle in exploration of prospective targets on the Bonanza Lake Property. However, he asserts that improved techniques in geophysical surveys including advances in induced polarization surveys should aid us in current exploration of the property. Geophysical surveying is the search for mineral deposits by measuring the physical property of near-surface rocks, and looking for unusual responses caused by the presence of mineralization. Electrical, magnetic, gravitational, seismic and radioactive properties are the ones most commonly measured. Induced polarization surveys measure various electrical responses to the passage of alternating currents of different frequencies. Readings can indicate the presence of certain types of mineral deposits.

Based on his review of the geological data relating to the Bonanza Lake Property and surrounding area, Mr. Jobin-Bevans recommends proceeding with a two-phase, staged exploration program. The initial phase of the recommended geological work program is comprised of the acquisition and analysis of satellite imaging maps of the Bonanza Lake Property in order to make a preliminary assessment of mineralization. Mr. Jobin-Bevans estimates that a budget of $25,000 will be required to support this initial geological work program. The components of the budget are as follows:

Geological Review                                 $ 4,000
Grid Emplacement                                  $ 5,000
Geological Mapping and Sampling                   $10,000
Report Writing/Consulting                         $ 5,000
Operating Supplies                                $ 1,000
-----------------------                       -----------
   Total                                          $25,000

Grid emplacement involves dividing a portion of the property being explored into small sections. The geologist overseeing the exploration program will record results based on the section from which a sample is taken, or various surveys are performed.

Geological mapping and sampling will consist of a geologist and his assistant gathering chip samples and grab samples from grid areas with the most potential to host economically significant mineralization. The term "economically significant mineralization" means that there are sufficient quantities of valuable metals contained in rock located on the property that we could expect to profit from mining operations to remove these minerals from the surrounding rock.
 based on their observation of any surface rocks. Grab samples are soil samples or pieces of rock that appear to contain precious metals such as platinum, or industrial metals such as copper and nickel. All samples gathered are sent to a laboratory where they are crushed and analysed for

                                   26
metal content.

Mr. Jobin-Bevans recommended that the second phase of the exploration program consist of geophysical surveys and diamond drilling. The components of the estimated budget of $202,000 are as follows:

Geophysical Surveys                             $35,000
Drilling (2,500 meters)                        $150,000
Report Writing/Consulting                        $7,000
Operating Supplies                              $10,000
-----------------------                       -----------
   Total                                       $202,000

Drilling involves extracting a long cylinder of rock from the ground to determine amounts of metals contain in rock located at different depths. Pieces of the rock obtained, known as drill core, are analysed for mineral content.

Mr. Jobin-Bevans concluded in his geological report that the decision to proceed with each subsequent phase of the exploration program should be contingent upon reasonable encouragement. The term "reasonable encouragement", as it applies to results from an exploration program on the property, means that the results suggest that the property could potentially contain economically significant mineralization. having been gained from the results of the previous exploration program.

We have decided to accept the recommendation of the geological report and proceed with this initial geological work program. We will make a decision whether to proceed with phase two of the staged exploration program upon completion of this initial geological work program and an analysis of the results of this first phase of the exploration program by a qualified geologist.

Should we determine at any time not to proceed to the next phase of the geological work program due to the geologist's opinion that further work is not merited,we will use our remaining operating capital, if any, to obtain an option or options on other mineral claims. Funds will then be used to conduct mineral exploration activities on those claims. It is likely we will need further financing to pay for that exploration.

     If we complete both phases of the exploration program and the results of these efforts are positive, we will still have to undertake an extensive and additional exploration program which might consist of further soil sampling, geophysical surveys, trenching or drilling before we will be able to identify commercially-viable reserves. We will not be able to determine the details of additional exploration programs that we may undertake or the costs involved until we receive results from the first two phases of exploration. The results from these programs will determine what specific types of additional exploration would be suitable. Several additional phases of exploration may be necessary in order for us to proceed beyond the exploration stage. The cost of such potential phases is currently unknown.

Compliance with Government Regulation

We will commence business in Ontario when we commence the first phase of our planned exploration program. We will be required to register as
                                   27
an extra-provincial company under the Ontario Company Act prior to conducting business in Ontario. The anticipated cost of the extra-provincial registration is approximately $500. We have not as yet registered as an extra-provincial company under the Ontario Company Act, but will do so sometime prior to June, 2003.

We will be required to conduct all mineral exploration activities in accordance with the Mining Act of Ontario. We will be required to obtain work permits from the Ontario Ministry of Energy Mines and Resources for any exploration work that results in a physical disturbance to the land. We will not be required to obtain a work permit for the first phase of our exploration program as this phase will not involve any physical disturbance. We will be required to obtain a work permit if we proceed with the second phase of our exploration program. There is no charge to obtain a work permit under the Mining Act. We will incur the expense of our consulting geologist to prepare the required submission to the Ministry of Energy Mines and Resources. As the exploration program proceeds to the trenching, drilling and bulk-sampling stages, we will be required to post small bonds and file statements of work with the Ministry of Energy Mines and Resources. We will be required by the Mining Act to undertake remediation work on any work that results in physical disturbance to the land. The cost of remediation work will vary according to the degree of physical disturbance.

We have budgeted for regulatory compliance costs in the proposed exploration program recommended by the geological report. As mentioned above we will have to sustain the cost of reclamation and environmental mediation for all exploration and other work undertaken.

The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the recommended exploration program. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings or our competitive position.

An environmental review is not required under the Environmental
Assessment Act to proceed with the recommended exploration program on our mineral claims.

Employees

We have no employees as of the date of this prospectus other than our two officers.

Research and Development Expenditures

We have not incurred any exploration expenditures to date. We have not incurred any other research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or
                                   28

trademarks.

Item 17.                      Plan Of Operations

Our plan of operations for the twelve months following the date of this prospectus is to complete the recommended phase one exploration program on the Bonanza Lake Property. We anticipate that the program will cost approximately $25,000.

In addition, we anticipate spending an additional $10,000 on professional fees, $3500 on accounting, $2,000 for our transfer agent and $2500 for EDGAR filing fees. This includes cost we will incur in connection with the filing of this registration statement and complying with reporting obligations.

Total expenditures over the next 12 months are therefore expected to be approximately $43,000. Our cash on hand as at April 30, 2003 was $40,900.

We are able to proceed with phase one of the exploration program without additional financing. Completion of these exploration expenditures will also enable us to meet the exploration expenditure requirement under the option agreement for the period through June 30, 2003.

We commenced the phase one exploration program in May. We anticipate completing the program by the end of June 2003 with results to follow by the end of July 2003.

We anticipate proceeding with phase two of the exploration program, if warranted, in 2004. We will obtain a geological report upon the completion of each phase summarizing the results of that phase. The costs of the geological reports are included in the cost of the exploration program.

We will assess whether to proceed to phase two of the recommended geological exploration program upon completion of an assessment of the results of phase one of the geological exploration program. We will require additional funding in the event that we decide to proceed with phase two of the exploration program. The anticipated cost of phase two of the exploration program is $202,000, which is well beyond our projected cash reserves. We anticipate that additional funding will be required in the form of equity financing from the sale of our common stock. However, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund the second phase of the exploration program. We believe that debt financing will not be an alternative for funding the complete exploration program. We do not have any arrangements in place for any future equity financing.

If we do not complete the exploration expenditures or cash payment in lieu of performing the exploration work required under the option agreement for the Bonanza Lake property mineral claims, then our option in will terminate and we will lose all our rights and interest in the property. If we do not secure additional financing to incur the required exploration expenditures, we may consider bringing in a joint venture partner to provide the required funding. We have not undertaken any efforts to locate a joint venture partner. In addition,
                                  29
we cannot provide investors with any assurance that we will be able to locate a joint venture partner who will assist us in funding the exploration of the Bonanza Lake Property. We may also pursue acquiring interests in alternate mineral properties in the future.

Should we fail to raise required funding, lose our interest in the Bonanza Lake property or decide not to proceed with further exploration, we do not have any plans to engage in any alternative business. In such circumstances, we anticipate raising additional funds in order to acquire an interest in other mineral claims and to explore such claims for economic mineralization. We have no specific plans in this regard.

Results Of Operations For Period Ending April 30, 2003

From our incorporation on February 6, 2002 to April 30, 2003, we did not earn any revenues from operations. We do not anticipate earning revenues until such time as we have entered into commercial production of the Bonanza Lake Property. We are presently in the exploration stage of our business and we can provide no assurance that we will discover commercially exploitable levels of mineral resources on the property, or if such resources are discovered, that we will enter into commercial production.

We incurred operating expenses in the amount of $38,100 for the period from our inception on February 6, 2002 to April 30, 2003. These operating expenses were comprised of a $7,500 option payment we made pursuant to the Bonanza Lake property option agreement, audit and legal fees of $18,240 attributable to our corporate organization and the preparation and filing of this registration statement, Bonanza Lake property exploration expenditures of $7,500, filing fees of $2,375 and office supply expenses of $1,485.

We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities. For these reasons our auditors stated in their report that they have substantial doubt that we will be able to continue as a going concern.

Item 18.                  Description Of Property

We have an option to acquire a 90% interest in the Bonanza Lake
Property, as described in detail in of this prospectus under the title Bonanza Lake Property Option Agreement. We do not own or lease any property other than our option to acquire an interest in the Bonanza Lake Property.

The Bonanza Lake Property comprises two claims in the Sudbury Mining District of Ontario, Canada. Mr. Terry Loney is the registered owner of the claims. The Bonanza Lake Property is located in the northeast quadrant of MacLennan township Lot 1, concessions 3 and 4 in the Sudbury Mining District of northern Ontario, Canada. There are no mines or physical equipment or property located on the mineral claims. There is no source of power to the mineral claims.

Item 19.         Certain Relationships And Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially
                                   30
affect us:

  *  Any of our directors or officers;
  *  Any person proposed as a nominee for election as a director;
  * Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
  *  Any of our promoters;
  * Any relative or spouse of any of the foregoing persons who has the same house as such person.

Item 20.     Market For Common Equity And Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Stockholders of Our Common Shares

As of the date of this registration statement, we have 40 registered shareholders.

Rule 144 Shares

A total of 1,500,000 shares of our common stock will be available for resale to the public after June 4, 2003 in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. 1% of the number of shares of the company's common stock then outstanding which, in our case, will equal 37,200 shares as of the date of this prospectus; or

2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 1,500,000 shares that may be sold pursuant to Rule 144

                                   31
after June 4, 2003.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1. we would not be able to pay our debts as they become due in the usual course of business; or

2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

Item 21.                  Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal period ended July 15, 2002.

            Annual Compensation

                                    Other  Restricted  Options/ LTIP
                                    Annual    Stock     * SARs  payouts
Other
Name     Title  Year  Salary  Bonus  Comp.   Awarded       #)    ($)
Comp.
_______________________________________________________________________
Robert   Pres., 2002    $0     0      0        0             0        0
Gorden   CEO. &
Smith    Dir.

Richard  Sec.,  2002    $0     0      0        0             0        0
Harris   Tres.&
         Dir.

Stock Option Grants

We have not granted any stock options to the executive officers since our inception.


                                   32
Consulting Agreements

We do not have any employment or consulting agreement with Mr. Smith And we do not pay Mr. Smith any amount for acting as a director.

We do not have any employment or consulting agreement with Mr. Harris and we do not pay Mr. Harris any amount for acting as a director.

Item 22.                      Financial Statements

Index to Financial Statements:

1. Auditors' Report;

2. Audited financial statements for the period ending April 30, 2003, including:

  a. Auditors Report;

  b. Balance Sheet;

  b. Statement of Loss and Deficit;

  c. Statement of Cash Flows;

  d. Statement of Stockholders' Equity; and

  e. Notes to Financial Statements





























33





                   TRAFALGAR VENTURES INC.
               (An Exploration Stage Company)


                    FINANCIAL STATEMENTS


                   APRIL 30, 2003 AND 2002
                  (Stated in U.S. Dollars)







































                                   34



                       INDEPENDENT AUDITORS' REPORT

To the Shareholders
Trafalgar Ventures Inc.
(An Exploration Stage Company)

We have audited the balance sheets of Trafalgar Ventures Inc. (an exploration stage company) as at April 30, 2003 and 2002, and the statements of loss, cash flows, and shareholders' equity for the year ended April 30, 2003, for the period from February 6, 2002 (date of inception) to April 30, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at April 30, 2003 and 2002, and the results of its operations and cash flows for the year ended April 30, 2003, and for the period from February 6, 2002 (date of inception) to April 30, 2002, in conformity with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1(c) to the financial statements, the Company incurred a net loss of $38,100 since inception, has not attained profitable operations and is dependent upon obtaining adequate financing to fulfil its exploration activities. These factors raise substantial doubt that the Company will be able to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1(c). The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Vancouver, B.C.                                /s/"Morgan & Company
May 30, 2003                                      Chartered Accountants


                             35
                   TRAFALGAR VENTURES INC.
               (An Exploration Stage Company)

                       BALANCE SHEETS
                  (Stated in U.S. Dollars)



                                                      APRIL 30
                                                    2003     2002

ASSETS

     Current
     Cash                                        $ 40,775  $ -
     Prepaid expense                               125       -
                                                   --------------
                                                 $ 40,900  $ -
                                                   ==============
     LIABILITIES

     Current
     Accounts payable and accrued liabilities     $ 1,000  $ -
                                                   --------------
     SHAREHOLDERS' EQUITY

     Share Capital
Authorized:
100,000,000 common shares, par value $0.001  per
share
10,000,000  preferred shares, par  value  $0.001
per share

     Issued and outstanding:
     3,720,000 common shares                        3,720   -

     Additional paid-in capital                    74,280   -

Deficit Accumulated During The Exploration        (38,100)  -
Stage                                              -------------
                                                   39,900   -
                                                   -------------
                                                 $ 40,900  $-
                                                   =============















                             36
                   TRAFALGAR VENTURES INC.
               (An Exploration Stage Company)

                     STATEMENTS OF LOSS
                  (Stated in U.S. Dollars)



                                             PERIOD     PERIOD
                                              FROM       FROM
                                             DATE OF    DATE OF
                                            INCEPTION  INCEPTION
                                    YEAR    FEBRUARY 6  FEBRUARY 6
                                   ENDED     2002 TO    2002 TO
                                  APRIL 30  APRIL 30   APRIL 30
                                    2003      2002       2003

Expenses
Office and sundry                $ 1,485    $ -        $ 1,485
Filing fees                        2,375      -          2,375
Professional fees                 18,240      -         18,240
Mineral property option payments   8,500      -          8,500
(Note 4)
Mineral property exploration       7,500      -          7,500
expenditures                       ---------------------------

Net Loss For The Period         $ 38,100    $ -       $ 38,100
                                  ============================

Basic And Diluted Loss Per Share $ (0.01)   $ -
                                  ==================

Weighted Average Number Of
Shares Outstanding                 3,720,000   -
                                  ==================





















                             37
                   TRAFALGAR VENTURES INC.
               (An Exploration Stage Company)

                  STATEMENTS OF CASH FLOWS
                  (Stated in U.S. Dollars)



                                             PERIOD     PERIOD
                                              FROM       FROM
                                             DATE OF    DATE OF
                                            INCEPTION  INCEPTION
                                     YEAR   FEBRUARY   FEBRUARY
                                                6          6
                                    ENDED    2002 TO    2002 TO
                                    APRIL   APRIL 30   APRIL 30
                                      30
                                     2003     2002       2003

Cash Flows From Operating
Activities
Net loss for the period            $ (38,1000 $ -      $ (38,100)


Adjustments To Reconcile Net Loss
To Net Cash Used By Operating
Activities
Prepaid expense                          (125)  -           (125)
Accounts payable and accrued            1,000   -          1,000
liabilities                            --------------------------
                                      (37,225)  -        (37,225)
                                      ---------------------------

Cash Flows From Financing Activity
     Share capital issued              78,000   -         78,000
                                       -------------------------
(Decrease) Increase In Cash            40,775   -         40,775

Cash, Beginning Of Period              -        -          -

     Cash, End Of Period             $ 40,775 $ -       $ 40,775
                                      ==========================



















                             38
                   TRAFALGAR VENTURES INC.
               (An Exploration Stage Company)

              STATEMENT OF SHAREHOLDERS' EQUITY

                       APRIL 30, 2003
                  (Stated in U.S. Dollars)



                                                DEFICIT
                     COMMON STOCK               ACCUMULATED
                                    ADDITIONAL  DURING
                                                THE
                                    PAID-IN     EXPLORATION
                   SHARES   AMOUNT  CAPITAL     STAGE        TOTAL

Opening balance,
 February 6, 2002  -        $ -     $ -          $ -        $ -
                   ----------------------------------------------
Balance, April 30,   -          -       -          -          -
2002

June 4, 2002 -
Shares issued for  1,500,000   1,500   -        -          1,500
cash at $0.001

June 11, 2002 -
Shares issued for  1,650,000   1,650   14,850   -          16,500
cash at $0.01

June 21, 2002 -
Shares issued for  550,000    550     54,450   -          55,000
cash at $0.10

July 4, 2002 -
Shares issued for  20,000     20      4,980    -          5,000
cash at $0.25

Net loss for the   -          -       -        (38,100)   (38,100)
period             -----------------------------------------------

Balance, April     3,720,000 $ 3,720 $ 74,280 $ (38,100) $ 39,900
30, 2003           ===============================================














                             39
                   TRAFALGAR VENTURES INC.
               (An Exploration Stage Company)

                NOTES TO FINANCIAL STATEMENTS

                   APRIL 30, 2003 AND 2002
                  (Stated in U.S. Dollars)

1.   NATURE OF OPERATIONS

 a)   Organization

The Company was incorporated in the State of Nevada, U.S.A., on February 6, 2002.

 b)   Exploration Stage Activities

     The Company has been in the exploration stage since its formation and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Upon location of a commercial minable reserve, the Company expects to actively prepare the site for its extraction and enter a development stage.

  c)Going Concern

     The accompanying financial statements have been prepared assuming the Company will continue as a going concern.

     As shown in the accompanying financial statements, the Company has incurred a net loss of $38,100 for the period from February 6, 2002 (inception) to April 30, 2003, and has no sales. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its mineral properties. Management has plans to seek additional capital through a private placement and public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.


2.   SIGNIFICANT ACCOUNTING POLICIES

  The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement.

  The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

                             40
                   TRAFALGAR VENTURES INC.
               (An Exploration Stage Company)

                NOTES TO FINANCIAL STATEMENTS

                   APRIL 30, 2003 AND 2002
                  (Stated in U.S. Dollars)



2.SIGNIFICANT ACCOUNTING POLICIES (Continued)

  a)Mineral Property Option Payments and Exploration Costs

     The Company expenses all costs related to the maintenance and exploration of mineral claims in which it has secured exploration rights prior to establishment of proven and probable reserves. To date, the Company has not established the commercial feasibility of its exploration prospects, therefore, all costs are being expensed.

  b)Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses for the reporting period. Actual results could differ from these estimates.

  c)Income Taxes

     The Company has adopted Statement of Financial Accounting Standards No. 109 - "Accounting for Income Taxes" (SFAS 109). This standard requires the use of an asset and liability approach for financial accounting, and reporting on income taxes. If it is more likely than not that some portion or all of a deferred tax asset will not realized, a valuation allowance is recognized.

  d)Basic and Diluted Loss Per Share

     The Company computes loss per share in accordance with SFAS No. 128
     - "Earnings Per Share". Under the provisions of SFAS No. 128, basic loss per share is computed using the weighted average number of common stock outstanding during the periods. Diluted loss per share is computed using the weighted average number of common and potentially dilutive common stock outstanding during the period.
     As the Company generated net losses in the period presented, the basic and diluted loss per share is the same as any exercise of options or warrants would anti-dilutive.









                                   41
                   TRAFALGAR VENTURES INC.
               (An Exploration Stage Company)

                NOTES TO FINANCIAL STATEMENTS

                   APRIL 30, 2003 AND 2002
                  (Stated in U.S. Dollars)


3.MINERAL PROPERTY INTEREST

  The Company has entered into an option agreement, dated June 24, 2002 and amended April 17, 2003, to acquire a 90% interest in four mineral claims located in the Sudbury Mining District in Ontario, Canada.

  In order to earn its interest, the Company made a $7,500 cash payment on signing, $1,000 on amending, and must incur exploration expenditures totalling $227,000 as follows:

  Exploration expenditures:

  -    $25,000 by June 1, 2004;
-    A further $202,000 by June 1, 2005.

  The project is subject to a 2% net smelter return royalty.


4.    CONTINGENCY

  Mineral Property

  The Company's mineral property interest has been acquired pursuant to an option agreement. In order to retain its interest, the Company must satisfy the terms of the option agreement described in Note 3.






















42
Item 23.            Changes In And Disagreements With Accountants

We have had no changes in or disagreements with our accountants.

                     Available Information

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

                                PART II

                Information Not Required In The Prospectus

Item 24. Indemnification Of Directors And Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

     (1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

     (2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

     (3) a transaction from which the director derived an improper personal profit; and

     (4)  willful misconduct.
                                   43
Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

     (1) such indemnification is expressly required to be made by law;

     (2)  the proceeding was authorized by our Board of Directors;

     (3) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

     (4) such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Item 25. Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee         $     51.06
Transfer Agent Fees                                         $  2,000.00
Accounting fees and expenses                                $  3,500.00
Legal fees and expenses                                     $ 10,000.00
Edgar filing fees                                            $  2,500.00
                                                            -----------
Total                                                       $ 18,051.06
                                                            ===========

                                  44
All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 26. Recent Sales Of Unregistered Securities

We issued 750,000 shares of our common stock to Mr. Robert Gorden Smith and 750,000 shares of our common stock to Mr. Richard Harris on June 4, 2002. Mr. Smith is our president, chief executive officer and a director. Mr. Harris is our secretary, treasurer, chief financial officer and a director. Mr. Smith and Mr. Harris acquired these 1,500,000 shares at a price of $0.001 per share for total proceeds to us of $1,500.00. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 (the "Securities Act") and are restricted shares as defined in the Securities Act. Appropriate legends were affixed to the stock certificates representing these shares.

We completed an offering of 1,650,000 shares of our common stock at a price of $0.01 per share to a total of 14 purchasers on June 12, 2002. The total amount received from this offering was $16,500. We completed this offering pursuant to Regulation S of the Securities Act.

We completed an offering of 550,000 shares of our common stock at a price of $0.10 per share to a total of four purchasers on June 21, 2002. The total amount received from this offering was $55,000. We completed this offering pursuant to Regulation S of the Securities Act.

We completed an offering of 20,000 shares of our common stock at a price of $0.25 per share to a total of 20 purchasers on July 4, 2002. The total amount received from this offering was $5,000. We completed this offering pursuant to Regulation S of the Securities Act.

Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

Item 27.
                             Exhibits
Exhibit
Number             Description
  3.1             Articles of Incorporation *
  3.2             By-Laws*
  5.1 Opinion of Randall W. Heinrich, sole principal of Randall W. Heinrich, P.C., Member of Gillis, Paris & Heinrich, PLLC., with consent to use.
  10.1            Option Agreement dated June 24, 2002*
  10.2            Joint Venture Agreement*
  23.1            Consent of Morgan and Company, Chartered Accountants

* Previously filed with form SB-2 on September 6, 2002.


                                   45

Item 28. Undertakings


The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

      (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.








                                 46
                             Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia on June 26, 2003.

                         Trafalgar Ventures Inc.

                         By:/s/ Robert Gorden Smith
                              ------------------------------
                              Robert Gorden Smith, President
                              Principal Accounting Officer and Director


                      Power of Attorney

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Robert Gorden Smith, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE               CAPACITY IN WHICH SIGNED          DATE

/S/ Robert Gorden Smith President, Principal Executive   June 26, 2003
----------------------- Officer, Principal Accounting
Robert Gorden Smith     and Director


/s/ Richard Harris      Secretary, Treasurer,            June 26, 2003
----------------------- and Director
Richard Harris